Exhibit 99.1

Vivakor Receives 180-Day Extension from Nasdaq to Regain Compliance with Minimum Bid Price Requirement

Dallas, TX – Globe Newswire – September 17, 2025 - Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse, and remediation services, today announced that it has received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) granting the Company an additional 180-calendar-day compliance period, or until March 16, 2026, to regain compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2).

As previously disclosed, on March 18, 2025, Nasdaq notified the Company that its listed securities did not meet the minimum bid price requirement of $1.00 per share over the preceding 30 consecutive business days. The initial 180-day period to regain compliance expired on September 15, 2025.

The additional compliance period was granted based on the Company’s compliance with all other continued listing requirements for the Nasdaq Capital Market, except for the bid price requirement, and the fact the Company provided written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

To regain compliance, the Company’s shares must maintain a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days during the compliance period. If the Company does not regain compliance by March 16, 2026, Nasdaq will provide written notification that the Company’s securities are subject to delisting. At that time, the Company would have the right to appeal the determination to a Nasdaq Hearings Panel.

This notification from Nasdaq has no immediate effect on the listing or trading of the Company’s shares, which will continue to trade on the Nasdaq Capital Market under the symbol “VIVK.”

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of transportation, storage, reuse, and remediation services. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil storage, transportation, future reuse, and remediation services under long-term contracts. Vivakor’s oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: http://vivakor.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, fluctuations in global and regional oil and gas prices and markets, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor or the date of such information in the case of information from persons other than Vivakor, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Vivakor’s industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investors Contact:
P: 469-480-7175
info@vivakor.com